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                                  ESELCO INC.




                                     BY-LAWS




                        By-Laws adopted ______ __, 1987.

                (as amended May 4, 1992, with date of amendment)




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                             TABLE OF CONTENTS

                                                            Date of Last
                                                            Amendment      Page
                                                           ------------    ----
ARTICLE I       STOCKHOLDERS                                                1

Section 1.      Annual Meeting of Stockholders                    -         1
Section 2.      Special Meeting of Stockholders                   -         1
Section 3.      Notice of Annual Meeting and Special Meeting
                 of Stockholders                                  -         1
Section 4.      Quorum of Stockholders                            -         1
Section 5.      Order of Business at Annual Stockholder
                 Meeting                                          -         2
Section 6.      Order of Business at Special Meeting of
                 Stockholders                                     -         2


ARTICLE II     BOARD OF DIRECTORS                                -          2

Section 1.     Number and Time of Holding Office                 -          2
Section 2.     Vacancies                                         -          2
Section 3.     Place of Meetings                                 -          3
Section 4.     Annual Organization Meeting of Directors          -          3
Section 5.     Special Meetings of Board of Directors            -          3
Section 6.     Action by Unanimous Written Consent of
                Board of Directors                               -          3
Section 7.     Committees of Board of Directors                  -          3
Section 8.     Quorum                                            -          4
Section 9.     Notices of Meetings of Board of Directors         -          4
Section 10.    Order of Business for Board of Directors Meetings -          4
Section 11.    Compensation of Directors                         -          4


ARTICLE III    OFFICERS                                          -          4

Section 1.     Officers                                          -          4
Section 2.     Terms of Office                                   -          5
Section 3.     Chairman of the Board of Directors                -          5
Section 4.     Vice Chairman of the Board of Directors           -          5
Section 5.     President                                         -          5
Section 6.     Vice Presidents                                   -          6
Section 7.     Secretary                                         -          6
Section 8.     Vice President - Finance                          -          6
Section 9.     Treasurer                                         -          6
Section 10.    Assistant Secretary - Assistant Treasurer         -          6

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                             TABLE OF CONTENTS

                                                            Date of Last
                                                            Amendment      Page
                                                           ------------    ----
ARTICLE IV     STOCK AND TRANSFERS                                          7

Section 1.     Certificates for Shares                           -          7
Section 2.     Transferable Only on Books of Company             -          7
Section 3.     Registered Stockholders                           -          7
Section 4.     Transfer Agent and Registrar                      -          7
Section 5.     Regulations                                       -          7
Section 6.     Lost and Destroyed Certificates                   -          7
Section 7.     Redemption of Control Shares                Added 09/19/88   8

ARTICLE V      FINANCE                                                      8

Section 1.     Moneys of the Company                             -          8

ARTICLE VI     VOTING, ELECTIONS, PROXIES, RECORD
                DATE AND INSPECTIONS                                       9

Section 1.     Entitled to Vote                                  -          9
Section 2.     Record Date for Determination of Stockholders     -          9
Section 3.     Proxies                                           -          9
Section 4.     Inspectors                                        -          9

ARTICLE VII    NOTICES                                                     10

Section 1.     Notices                                           -         10


ARTICLE VIII   SEAL                                                        10

Section 1.     Seal                                              -         10


ARTICLE IX     AMENDMENTS                                                  10

Section 1.     Amendments                                        -         10


A:\INDEXBY.ESE



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                                  ESELCO  INC.

                                     BY-LAWS


                                   ARTICLE  I
                                  STOCKHOLDERS



Section 1.     ANNUAL MEETING OF STOCKHOLDER

     The annual meeting of the Stockholders of the Company shall be held annually at the registered office of the Company in the City of Sault Ste. Marie, County of Chippewa, State of Michigan, or at such other place in the City of Sault Ste. Marie, Michigan, as designated by the Board of Directors, at 10:00 o'clock in the forenoon (10 o'clock A.M.), Sault Ste. Marie, Michigan Time, on the first Tuesday of May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting.


Section 2.     SPECIAL MEETING OF STOCKHOLDERS

     Special Meetings of the Stockholders of the Company shall be held at the registered office of the Company in the City of Sault Ste. Marie, County of Chippewa, State of Michigan, or at such other place in Sault Ste. Marie, Michigan, as designated by the Board of Directors, whenever called by the Board of Directors or by the Chairman of the Board of Directors, or by the President of the Company.


Section 3.     NOTICE OF ANNUAL MEETING AND SPECIAL MEETINGS OF STOCKHOLDERS

     The Secretary of the Company shall not more than sixty (60) days and not less than ten (10) days prior to the date of the Annual Meeting of the Stockholders or the date designated for a Special Meeting of the Stockholders give written notice of the time, place, and in case of special meetings, the purpose or purposes of the meeting by mailing said notice as hereinafter provided in Section 1, Article VII, to each Stockholder entitled to vote at said meeting. No notice of adjourned meeting shall be required.


Section 4.     QUORUM OF STOCKHOLDERS

     A majority of the shares entitled to vote on a particular subject matter shall constitute a quorum for such vote unless otherwise provided by law or Articles of Incorporation. The action of a majority of said quorum shall be the act of the Stockholders unless otherwise provided by law or the Articles of Incorporation. Meetings at which a quorum is not present may be adjourned to another date by a majority vote of the stock represented.

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Section 5.     ORDER OF BUSINESS AT ANNUAL STOCKHOLDERS MEETING

     The order of business at the annual Stockholders meeting shall be as follows:

     1.   Calling of Roll.
     2.   Proof of Notice of Meeting.
     3.   Reading and approval of minutes of previous meetings.
     4.   Reports of Officers and Committees.
     5.   Election of Directors.
     6.   Unfinished Business.
     7.   Transaction of other business which may properly come before meeting.
     8.   Adjournment.


Section 6.     ORDER OF BUSINESS AT SPECIAL MEETING OF STOCKHOLDERS

    The order of business at Special Stockholders meetings shall be as follows:


     1.   Calling of Roll.
     2.   Proof of Notice of Meeting.
     3.   Transaction of business specified in Notice of Meeting.
     4.   Adjournment.


                                   ARTICLE  II
                              BOARD  OF  DIRECTORS


Section 1.     NUMBER AND TIME OF HOLDING OFFICE

     The business and affairs of the Company shall be managed and controlled by a Board of Directors. The number of Directors constituting the entire Board shall be five (5), which number may be increased or decreased from time to time by vote by ballot of a majority of the entire Board to a number not greater than seven (7) and not less than five (5); but no such decrease shall serve to shorten the term of office of any incumbent Director. All Directors shall be shareholders of at least one hundred (100) shares, owned of record and beneficially on and after January 1, 1989. All Directors shall be elected as hereinbefore provided and shall hold office until their successors shall be duly elected and qualified.


Section 2.     VACANCIES

     Vacancies in the Board of Directors shall be filled by appointment made by the remaining Directors. Each person so elected to fill a vacancy shall remain a Director for the unexpired term of the Director whose vacancy he filled.

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Section 3.     PLACE OF MEETINGS

     The Directors shall hold their meetings at the registered office of the Company in the City of Sault Ste. Marie, County of Chippewa, State of Michigan, or at such other place within or without the State of Michigan as a majority of the Directors may from time to time determine by resolution. Provided, however, the annual organization meeting shall be held at the registered office of the Company in the City of Sault Ste. Marie, Michigan.


Section 4.     ANNUAL ORGANIZATION MEETING OF DIRECTORS

     The Board of Directors, reflecting any new members elected at the annual meeting of the Stockholders, shall convene within the same day and after the adjournment of the annual Stockholders meeting for the purpose of electing officers and transacting such other business as may properly come before the meeting.


Section 5.     SPECIAL MEETINGS OF BOARD OF DIRECTORS

     Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors and shall be called by the President of the Company at the written request of any three (3) members of the Board of Directors.


Section 6.     ACTION BY UNANIMOUS WRITTEN CONSENT OF BOARD OF DIRECTORS

     The Directors may severally and/or collectively consent in writing to any action to be taken by the Company and such action shall be as valid corporate action as though authorized at a meeting of the Board of Directors.


Section 7.     COMMITTEES OF BOARD OF DIRECTORS

     The Board may designate one (1) or more committees, to consist of two (2) or more of the Directors of the corporation. The Board may designate one (1) or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. Provided, that in the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such an absent or disqualified member.

     A committee, and each member thereof, shall serve at the pleasure of the Board, and the Committee shall have such authority as defined in the Resolution.

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Section 8.     QUORUM

     A quorum at any meeting of the Board of Directors shall consist of a majority of the entire membership of the Board of Directors and the acts of a majority of the Directors at any meeting a quorum is present shall be the acts of the Board of Directors. Provided, that any meeting of the Board of Directors at which a quorum is not present a majority of those Directors present may adjourn the meeting from day to day or to a specific date when a quorum is obtained.


Section 9.     NOTICES OF MEETINGS OF BOARD OF DIRECTORS

     The Secretary of the Company shall at least ten (10) days prior to any regular or special meeting of the Board of Directors give written notice of the time, place, and in the case of special meetings the purpose or purposes of the meeting by making said notice as hereinafter provided in Section 1, Article VII, to each Director. No notice of adjourned meetings need be given. Said notice may be waived by telegram, radiogram, cablegram, or other writing by the Directors either before or after the holding of said meeting.


Section 10.    ORDER OF BUSINESS FOR BOARD OF DIRECTORS MEETINGS

     1.   Calling of Roll.
     2.   Proof of Notice of Meeting.
     3.   Reading and Disposal of any Unapproved Minutes of Former Meetings.
     4.   Reports of Officers and Committees.
     5.   Unfinished Business.
     6.   New Business.
     7.   Adjournment.


Section 11.    COMPENSATION OF DIRECTORS

     The Directors of the Company shall at their Annual Organizational Meeting determine the compensation to be paid for regular services during their term of office. Provided, however, a Director receiving compensation as an officer shall receive no compensation under the provisions of this By-Law.



                                  ARTICLE  III
                                    OFFICERS


Section 1.     OFFICERS

     The executive officers of the Company shall be a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President, a Vice President - Finance and one or more additional Vice Presidents, a Secretary, a Treasurer, an Assistant Secretary, and an Assistant Treasurer, all of whom shall be elected by the Board of Directors. The Chairman of the Board of Directors, the Vice Chairman of the

Board of Directors, and the President, shall be elected from the members of the Board of Directors.

     Any two (2) offices may be combined or held by the same person; and the Board of Directors may combine such other offices as they shall deem proper and necessary, provided, however, that the office of President and Vice President shall not be combined.

     The Board of Directors shall also appoint such other officers as they shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors or by the By-Laws of the Company.

     The Board of Directors may in its discretion leave unfilled for any period as it may determine, the office of Vice Chairman, the offices of such Vice Presidents other than one and any and all Assistant Officers.


Section 2.     TERM OF OFFICE

     The officers of the Company shall be elected or appointed at the annual organization meeting of the Directors and their term of office shall be for one
(1) year or until their successor is elected or appointed, unless the term is terminated by removal from office.


Section 3.     CHAIRMAN OF THE BOARD OF DIRECTORS
               (Amended May 4, 1992)

     The Chairman of the Board of Directors shall preside at all meetings of the Stockholders and the Board of Directors. He shall be the chief policy officer of the Company.


Section 4.     VICE CHAIRMAN OF THE BOARD OF DIRECTORS

     The Vice Chairman of the Board of Directors shall perform all the duties of the Chairman of the Board of Directors in his absence or disability to act.


Section 5.     PRESIDENT
               (Amended May 4, 1992)

     The President shall preside at all meetings of the Stockholders and the Board of Directors at which the Chairman and Vice Chairman are absent or unable to act. He shall be the chief operating and executive officer of the Company. He shall execute in behalf of the Company, all instruments in relation to real and personal property, bonds, stock, contracts, and instruments.

Section 6.     VICE PRESIDENTS

     The Vice Presidents, other than the Vice President - Finance, shall perform such duties and possess such powers as shall be assigned to them by resolution of the Board of Directors. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform the duties of the President in his absence or disability. In the absence of such determination by the Board of Directors, the Chairman of the Board of Directors shall make such determination.


Section 7.     SECRETARY

     The Secretary shall keep the minutes of all meetings of the Stockholders, Board of Directors and Executive Committee. He shall have the custody of the seal of the Company and affix the same on all instruments where its use is required. He shall give all notices required by statute, Articles of Incorporation, By-Laws, and resolutions, and will execute with the President or Vice President all instruments required to be executed on behalf of the Company by two or more officers.


Section 8.     VICE PRESIDENT - FINANCE

     The Vice President - Finance shall be the chief fiscal officer of the Company. He shall have general supervision of all fiscal affairs of the Company including the books and accounts of the Company and shall submit to the Board of Directors regular statements and reports in relation to the financial affairs of the Company. He shall supervise all other fiscal officers of the Company.


Section 9.     TREASURER

     The Treasurer shall have the custody of all funds and evidences of indebtedness of the Company and shall keep the regular books and accounts of the Company, under the supervision and direction of the Vice President - Finance.


Section 10.    ASSISTANT SECRETARY - ASSISTANT TREASURER

     The Assistant Secretary in the absence or disability of the Secretary shall perform the duties of the Secretary. The Assistant Treasurer in the absence or disability of the Treasurer shall perform the duties of the Treasurer.

                                  ARTICLE  IV
                             STOCK  AND  TRANSFERS


Section 1.     CERTIFICATES FOR SHARES

     A certificate of stock shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary certifying the number and class of shares represented by such certificate. Such signatures may be facsimiles as provided by law.


Section 2.     TRANSFERABLE ONLY ON BOOKS OF COMPANY

     Shares shall be transferable only on the books of the Company by the person named in the certificate or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor. A record shall be made of every such transfer and issue.


Section 3.     REGISTERED STOCKHOLDERS

     The Company shall have the right to treat the registered holder of any shares as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company shall have express or other notice thereof, save as may be otherwise provided by law.


Section 4.     TRANSFER AGENT AND REGISTRAR

     The Board of Directors may appoint a Transfer Agent and a Registrar of Transfers and may require all certificates of shares to bear the signature of such Transfer Agent and of such Registrar of Transfers, or as the Board may otherwise direct.


Section 5.     REGULATIONS

     The Board of Directors shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this Company.


Section 6.     LOST AND DESTROYED CERTIFICATES

       New certificates shall be issued for alleged lost and destroyed certificates of the common stock of Edison Sault Electric Company for one hundred (100) shares or less upon the furnishings to the Company, as affidavit of loss and agreement to fully indemnify the Edison Sault Electric Company from any loss or damage it may suffer as a result of the issuance of said duplicate certificates in such form as approved by general counsel for the Company.

       New certificates for alleged lost or destroyed certificates of common stock of the Edison Sault Electric Company in excess of one hundred (100) shares shall be issued upon the furnishings to the Edison Sault Electric Company with an affidavit of loss, as approved by General Counsel, and a surety bond indemnifying the Company against loss occasioned by the issuance of said duplicate certificate with a surety company authorized to do business in the State of Michigan.


Section 7.     REDEMPTION OF CONTROL SHARES
               (Added September 19, 1988)

     Consistent with the provisions of Section 799 of the Michigan Business Corporation Act, MCL 450.1799, control shares of the Company acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Company, are, at any time during the period ending sixty
(60) days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, subject to redemption by the Company at the fair value of the shares pursuant to procedures adopted by the Board of Directors.

     After an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the Company at the fair value of the shares pursuant to procedures adopted by the Board of Directors unless the shares are accorded full voting rights by the shareholders as provided in Section 798 of the Michigan Business Corporation Act.



                                   ARTICLE  V
                                     FINANCE


Section 1.     MONEYS OF THE COMPANY

     The moneys of the Company shall be deposited in the name of the Company in such banks or trust companies or any other investments as the Board of Directors shall designate and shall be withdrawn on the account charged, by checks or other legal authorizations signed by the Chairman of the Board, the Vice Chairman of the Board, the President, or one of the Vice Presidents, and the Treasurer, Secretary or Assistant Secretary, or such other officers as the Board of Directors may designate.

     Provided, however, that on vouchers for less than Five Thousand ($5,000.00) Dollars, the signature of only one of the officers hereinbefore enumerated in this section shall be required and; provided further, that on all payroll and dividend checks a facsimile of only one of the officers hereinbefore enumerated shall be required.

                                   ARTICLE  VI
                           VOTING, ELECTIONS, PROXIES,
                           RECORD DATE AND INSPECTORS


Section 1.     ENTITLED TO VOTE

     Except as the Articles of Incorporation and the statutes of the State of Michigan otherwise provide, each Stockholder of the Company shall at every meeting of the Stockholders be entitled to one (1) vote in person, or by proxy for each share of stock of the Company held by the Stockholder subject, however, to the full effect of the limitations imposed by the fixed record date for determination of Stockholders as set forth in Section 2 of this Article. Voting by Stockholders shall be by ballot.


Section 2.     RECORD DATE FOR DETERMINATION OF STOCKHOLDERS

     For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than sixty (60) days nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action.


Section 3.     PROXIES

     No proxy shall be operative unless and until subscribed by the Stockholder in writing and filed with the Secretary of the Company.


Section 4.     INSPECTORS

     Whenever any Stockholder present at a meeting of Stockholders shall request the appointment of inspectors, the Chairman of the meeting shall appoint three
(3) inspectors who need not be Stockholders, or the Chairman of the meeting may in his discretion so appoint inspectors in the absence of said request. If the right of any person to vote is challenged, the inspectors of election shall determine the right. The inspectors shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. The certificate of any vote by the inspectors shall be prima facie evidence thereof.

                                  ARTICLE  VII
                                     NOTICES


Section 1.     NOTICES

     All notices required to be given by any provisions of the By-Laws shall state the authority pursuant to which they are issued and shall bear the written or printed signature of the Secretary. Every notice shall be deemed served when the same has been deposited in the United States Mail with postage fully paid, plainly addressed to the intended recipient at his or her last address appearing on the stock ledger of the Company.



                                  ARTICLE  VIII
                                      SEAL


Section 1.     SEAL

     The corporate seal of the Company shall be in the form adopted by the Board of Directors.



                                   ARTICLE  IX
                                   AMENDMENTS


Section 1.     AMENDMENTS

     The Stockholders or Board of Directors may make and amend any By-Laws.